    As filed with the Securities and Exchange Commission on October 31, 2001
                         Registration No. 333-_________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                              ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------
                              DUCOMMUN INCORPORATED

                           --------------------------

                Delaware                                95-0693330
     (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)                Identification No.)


                           --------------------------
                       111 West Ocean Boulevard, Suite 900

                          Long Beach, California 90802

                                 (562) 624-0800

     (Address and Telephone Number of Company's Principal Executive Offices)
                           --------------------------

                 DUCOMMUN INCORPORATED 2001 STOCK INCENTIVE PLAN

                           --------------------------

                                 JAMES S. HEISER
                     Vice President, Chief Financial Officer
                    General Counsel, Secretary and Treasurer
                              DUCOMMUN INCORPORATED
                       111 West Ocean Boulevard, Suite 900
                          Long Beach, California 90802
                     (Name and address of agent for service)

                                 (562) 624-0800

                     (Telephone number of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

-----------------------------------------------------------------------------------------
Title of Securities    Amount to be        Proposed          Proposed         Amount of
  to be Registered    Registered (1)       Maximum           Maximum        Registration
                                        Offering Price      Aggregate          Fee (2)
                                         per Share (2)   Offering Price(2)
-----------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share       475,000           $ 9.28        $ 4,408,000         $1,102
-----------------------------------------------------------------------------------------


(1) This registration statement also covers such additional shares of common stock as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan and in agreements entered into pursuant thereto.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company's common stock, as reported on the New York Stock Exchange on October 25, 2001.

                                  INTRODUCTION

        This registration statement on Form S-8 is filed by Ducommun Incorporated, a Delaware corporation (the "Company" or the "Registrant"), relating to 475,000 shares of its common stock, par value $.01 per share, which are issuable to eligible employees of the Company under its 2001 Stock Incentive Plan (the "Plan"). This registration statement is also registering any additional shares of common stock that may become available for purchase in accordance with the provisions of the Plans in the event of certain changes in the outstanding shares of common stock of the Company, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION

        Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

ITEM 2. COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

        Not filed as part of this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Securities and Exchange Commission are hereby incorporated in this registration statement by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed on February 28, 2001;

        (b) The Company's Definitive Proxy Statement for the 2001 Annual Meeting of Stockholders held on May 2, 2001, filed on March 26, 2001;

        (c) The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2001, June 30, 2001 and September 29, 2001, as filed on April 25, 2001, July 30, 2001 and October 23, 2001 respectively;

        (d) The Company's Current Reports on Form 8-K and 8-K/A, as filed on June 19, 2001 and August 17, 2001, respectively;

        (e) The description of the common stock contained in the Company's Registration Statement on Form 8-A, as filed on October 30, 1996, as subsequently amended from time to time; and

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into and to be part of this registration statement and the prospectus that is part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable, as the common stock of the Company is currently registered under Section 12 of the Exchange Act.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Certain legal matters relating to the valid issuance of the shares of common stock of the Company covered by the Plan have been passed upon by James
S. Heiser, Vice President, General Counsel, Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Heiser is eligible to participate in the Plan and other stock incentive plans of the Company, and as of the date of this registration statement owns 10,626 shares of common stock of the Company and has been granted options to purchase 54,500 shares of common stock of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a part or is threatened to be made a part to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that a Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter herein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        The Restated Certificate of Incorporation, as amended, and Bylaws of the Company require the Company to indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into an agreement with each of its directors and certain of its officers indemnifying them to the extent permitted under each agreement. The Company has also purchased director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

        4.1 2001 Stock Incentive Plan of the Company (incorporated by reference to Appendix B of the Company's Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on March 26, 2001).

        4.2 Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 29, 1990 (incorporated by reference to
Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission on February 28, 2001).

        4.3 Certificate of Amendment of Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 27, 1998 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission on March 4, 1999).

        4.4 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission on February 28, 2001).

        5.1 Opinion of James S. Heiser regarding the validity of the securities being registered.

        23.1    Consent of PricewaterhouseCoopers LLP.

        23.2    Consent of James S. Heiser (contained in Exhibit 5.1).

        24.1    Power of Attorney (included on Signature Pages).

ITEM 9. UNDERTAKINGS

        (a)     The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, State of California, on this 29th day of October, 2001.

                                    DUCOMMUN INCORPORATED

                                    By: /s/ James S. Heiser
                                       _________________________________________
                                       James S. Heiser
                                       Vice President, Chief Financial Officer,
                                       General Counsel, Secretary and Treasurer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints James
S. Heiser such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant in their capacities and on the dates indicated.

------------------------------------ -------------------------- --------------------------
             SIGNATURE                         TITLE                      DATE

------------------------------------ -------------------------- --------------------------
                                     Chairman of the Board,     October 26, 2001
                                     President and Chief
        /s/ Joseph C. Berenato       Executive Officer
---------------------------------    (Principal Executive
        Joseph C. Berenato           Officer)

------------------------------------ -------------------------- --------------------------

                                     Vice President, Chief      October 26, 2001
                                     Financial Officer,
        /s/ James S. Heiser          General Counsel,
---------------------------------    Secretary and Treasurer
          James S. Heiser            (Principal Financial
                                     Officer)

------------------------------------ -------------------------- --------------------------

                                     Vice President,            October 26, 2001
                                     Controller and Assistant
        /s/ Samuel D. Williams       Treasurer
---------------------------------    (Principal Accounting
        Samuel D. Williams           Officer)

------------------------------------ -------------------------- --------------------------

------------------------------------------------------------------------------------------

                                        DIRECTORS
------------------------------------------------------------------------------------------
        /s/ Norman A. Barkeley       Director                   October 26, 2001
---------------------------------
        Norman A. Barkeley

------------------------------------------------------------------------------------------

        /s/ Joseph C. Berenato       Director                   October 26, 2001
---------------------------------
        Joseph C. Berenato

------------------------------------------------------------------------------------------

        /s/ Eugene P. Conese, Jr.    Director                   October 26, 2001
---------------------------------
       Eugene P. Conese, Jr.

------------------------------------------------------------------------------------------

        /s/ Ralph D. Crosby, Jr.     Director                   October 26, 2001
---------------------------------
       Ralph D. Crosby, Jr.

------------------------------------------------------------------------------------------

        /s/ H. Frederick Christie    Director                   October 26, 2001
---------------------------------
       H. Frederick Christie

------------------------------------------------------------------------------------------

        /s/ Robert C. Ducommun       Director                   October 26, 2001
---------------------------------
        Robert C. Ducommun

------------------------------------------------------------------------------------------

        /s/ Thomas P. Mullaney       Director                   October 26, 2001
---------------------------------
        Thomas P. Mullaney

------------------------------------------------------------------------------------------

                                  EXHIBIT INDEX

 Exhibit Number                               Description
       4.1         2001 Stock Incentive Plan of Ducommun Incorporated
                   (incorporated by reference to Appendix B of the Company's
                   Definitive Proxy Statement on Schedule 14A, as filed with the
                   Securities and Exchange Commission on March 26, 2001).

       4.2 Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 29, 1990
                   (incorporated by reference to Exhibit 3.1 to the Company's
                   Annual Report on Form 10-K for the fiscal year ended December
                   31, 2000, as filed with the Securities and Exchange
                   Commission on February 28, 2001).

       4.3 Certificate of Amendment of Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May
                   27, 1998 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission on March, 4 1999).

       4.4 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission on February
                   28, 2001).

       5.1 Opinion of James S. Heiser regarding the validity of the securities being registered.

      23.1         Consent of PricewaterhouseCoopers LLP.

      23.2         Consent of James S. Heiser (contained in Exhibit 5.1).

      24.1         Power of Attorney (included on Signature Pages).